EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-157337, 333-107016) and Form S-8 (Nos. 333-157341, 333-157338, 333-88354, 333-49669, and 333-88328) of Hill-Rom Holdings, Inc. of our report dated November 17, 2010, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Indianapolis, Indiana
November 17, 2010